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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 7, 2006 relating to the financial statements of Michigan Transco Holdings, Limited Partnership, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
September 22, 2006

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS